Exhibit 99.1

Financial Contact: Patton Hofer Knowles Investor Relations Email: investorrelations@knowles.com

Knowles Reports Q2 2023 Financial Results and Provides Outlook for Q3

Q2 Gross Profit Margins Exceed High-End of Guided Range
Q2 Diluted EPS at High-End of Guided Range; Q2 Non-GAAP Diluted EPS Above Mid-Point of Guided Range

ITASCA, Ill., August 2, 2023 - Knowles Corporation (NYSE: KN) ("Knowles" the "Company"), a market leader and global provider of advanced micro-acoustic microphones and balanced armature speakers, audio solutions, and high performance capacitors and radio frequency (“RF”) products, today announced results for the quarter ended June 30, 2023.

"Knowles delivered solid results for the second quarter" commented Chief Executive Officer Jeffrey Niew. "Our MedTech & Specialty Audio ("MSA") segment delivered better than expected results as customer inventory levels declined faster than we originally anticipated. For Precision Devices ("PD"), Q2 revenues finished below our expectations due to further demand weakness associated with excess channel inventory in the industrial and distribution markets and timing of shipments into the defense market. In Consumer MEMS Microphones ("CMM"), Q2 benefited from favorable mix as demand into computing end markets was better than expected.

"We have reduced our revenue and earnings outlook for the second half of 2023 as we expect customer demand to remain soft in PD due to elevated inventory levels at our industrial and distribution customers and the timing of bookings in the defense market. In MSA, customer inventory levels have returned to more normalized levels and we are projecting a return to year over year growth starting in Q3. Lastly for CMM, trends for non-mobile applications have improved but further challenges in the smartphone market are delaying a return to growth for this segment."

Mr. Niew continued, "The long-term secular trends in the markets we serve remain positive and despite the near term market challenges our strategy to focus on higher margin markets and products coupled with Knowles operational excellence gives us confidence to achieve our mid-term financial targets."

Financial Highlights
The following table highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis (in millions, except per share data):

	Q2-23	Q1-23	Q2-22
Revenues	$173.0	$144.3	$188.0
Gross profit	$73.7	$53.8	$77.7
(as a % of revenues)	42.6%	37.3%	41.3%
Non-GAAP gross profit	$72.7	$54.4	$78.1
(as a % of revenues)	42.0%	37.7%	41.5%
Diluted earnings (loss) per share*	$0.15	$(0.06)	$(2.64)
Non-GAAP diluted earnings per share	$0.23	$0.05	$0.33
Net cash provided by operating activities	$0.5	$21.9	$19.6
* Current period results include $7.1 million in stock-based compensation, $1.1 million in net restructuring credits, and $2.9 million in intangibles amortization expense.

Third Quarter 2023 Outlook
The forward looking guidance for the quarter ending September 30, 2023 is as follows:

	GAAP	Adjustments	Non-GAAP
Revenues	$170.0 to $180.0 million	—	$170.0 to $180.0 million
Gross Profit Margin	41.2% to 43.2%	0.3%	41.5% to 43.5%
Diluted EPS	$0.14 to $0.18	$0.12	$0.26 to $0.30

Q3 2023 GAAP results are expected to include approximately $0.06 per share in stock-based compensation, $0.03 per share in amortization of intangibles, $0.02 per share in restructuring charges, and $0.01 per share of other costs excluded from Non-GAAP results.

Non-GAAP Financial Measures
In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, non-GAAP diluted earnings per share, free cash flow, as well as other metrics on a non-GAAP basis that exclude certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles’ performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time today.

A conference call replay will be available after 7:00 p.m. Central time on August 2 through 11:59 p.m. Central time on August 9 at (800) 770-2030 (Toll-Free Dial-In); (647) 362-9199 (Toll Dial-In). The conference ID is 8736083. A webcast replay will also be accessible via the Knowles website at http://investor.knowles.com for a limited time.

About Knowles
Knowles is a market leader and global provider of advanced micro-acoustic microphones and balanced armature speakers, audio solutions, and high performance capacitors and RF products, serving the consumer electronics, medtech, defense, electric vehicle, industrial, and communications markets. Knowles uses its leading position in SiSonic™ micro-electro-mechanical systems ("MEMS") microphones and strong capabilities in audio processing technologies to optimize audio systems and improve the user experience across consumer applications. Knowles is also a leader in hearing health acoustics, high performance capacitors, and RF solutions for a diverse set of markets. Knowles’ focus on the customer, combined with unique technology, proprietary manufacturing techniques, and global operational expertise, enables it to deliver innovative solutions across multiple applications. Founded in 1946 and headquartered in Itasca, Illinois, Knowles is a global organization with employees in over a dozen countries. The Company continues to invest in high value solutions to diversify its revenue and increase exposure to high growth markets. For more information, visit knowles.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, such as statements about our future plans, objectives, expectations, financial performance, and continued business operations. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on currently available information and the current expectations, forecasts, and assumptions of Knowles’ management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements. Other risks and uncertainties include, but are not limited to: unforeseen changes in MEMS microphone demand from our largest customers, particularly our top five customers, who represent a significant portion of revenues for our Consumer MEMS Microphone segment; our ongoing ability to execute our strategy to diversify our end markets and customers; our ability to stem or overcome price erosion in our segments; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; risks associated with increasing our inventories in advance of anticipated orders by customers; global economic instability, including due to inflation, rising interest rates, negative impacts caused by pandemics and public health crises, or the impacts of geopolitical uncertainties; the impact of changes to laws and regulations that affect the Company’s ability to offer products or services to customers in different regions; our ability to achieve reductions in our operating expenses; the ability to qualify our products and facilities with customers; our ability to obtain, enforce, defend or monetize our intellectual property rights; disruption caused by a cybersecurity incident, including a cyber attack, cyber breach, theft, or other unauthorized access; difficulties or delays in and/or the Company’s inability to realize expected cost synergies from its acquisitions; increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble, and test our products and sub-components; escalating international trade tensions, new or increased tariffs and trade wars among countries; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company; a sustained decline in our stock price and market capitalization may result in the impairment of certain intangible or long-lived assets; market risk associated with fluctuations in commodity prices, particularly for various precious metals used in our manufacturing operation, changes in tax laws, changes in tax rates and exposure to additional tax liabilities; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR SUPPLEMENT - SECOND QUARTER 2023

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Quarter Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Revenues	$173.0	$144.3	$188.0
Cost of goods sold	105.8	90.4	110.3
Gain on sale of fixed assets	(4.8)	—	—
Restructuring charges - cost of goods sold	(1.7)	0.1	—
Gross profit	73.7	53.8	77.7
Research and development expenses	19.7	20.0	21.3
Selling and administrative expenses	36.5	33.8	30.7
Impairment charges	—	—	239.8
Restructuring charges	0.6	1.0	0.5
Operating expenses	56.8	54.8	292.3
Operating earnings (loss)	16.9	(1.0)	(214.6)
Interest expense, net	0.8	0.8	0.8
Other (income) expense, net	(1.3)	2.3	1.7
Earnings (loss) before income taxes	17.4	(4.1)	(217.1)
Provision for income taxes	3.8	1.1	25.8
Net earnings (loss)	$13.6	$(5.2)	$(242.9)

Net earnings (loss) per share:
Basic	$0.15	$(0.06)	$(2.64)
Diluted	$0.15	$(0.06)	$(2.64)

Weighted-average common shares outstanding:
Basic	91.4	91.4	92.0
Diluted	91.8	91.4	92.0

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Six Months Ended
	June 30, 2023	June 30, 2022
Revenues	$317.3	$389.4
Cost of goods sold	196.2	228.4
Gain on sale of fixed assets	(4.8)	—
Restructuring charges - cost of goods sold	(1.6)	—
Gross profit	127.5	161.0
Research and development expenses	39.7	44.4
Selling and administrative expenses	70.3	63.0
Impairment charges	—	239.8
Restructuring charges	1.6	7.1
Operating expenses	111.6	354.3
Operating earnings (loss)	15.9	(193.3)
Interest expense, net	1.6	1.6
Other expense, net	1.0	1.2
Earnings (loss) before income taxes	13.3	(196.1)
Provision for income taxes	4.9	28.7
Net earnings (loss)	$8.4	$(224.8)

Net earnings (loss) per share:
Basic	$0.09	$(2.44)
Diluted	$0.09	$(2.44)

Weighted-average common shares outstanding:
Basic	91.4	92.2
Diluted	92.1	92.2

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except per share amounts)
(unaudited)

	Quarter Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Gross profit	$73.7	$53.8	$77.7	$127.5	$161.0
Gross profit as % of revenues	42.6%	37.3%	41.3%	40.2%	41.3%
Stock-based compensation expense	0.7	0.5	0.4	1.2	0.9
Restructuring charges	(1.7)	0.1	—	(1.6)	—
Non-GAAP gross profit	$72.7	$54.4	$78.1	$127.1	$161.9
Non-GAAP gross profit as % of revenues	42.0%	37.7%	41.5%	40.1%	41.6%
Research and development expenses	$19.7	$20.0	$21.3	$39.7	$44.4
Stock-based compensation expense	(1.8)	(1.7)	(1.4)	(3.5)	(3.0)
Intangibles amortization expense	(1.6)	(1.6)	(1.6)	(3.2)	(3.2)
Other (2)	(0.1)	—	—	(0.1)	(0.2)
Non-GAAP research and development expenses	$16.2	$16.7	$18.3	$32.9	$38.0
Selling and administrative expenses	$36.5	$33.8	$30.7	$70.3	$63.0
Stock-based compensation expense	(4.6)	(5.6)	(5.4)	(10.2)	(10.9)
Intangibles amortization expense	(1.3)	(1.3)	(1.4)	(2.6)	(2.9)
Other (2)	(0.5)	0.4	—	(0.1)	(0.1)
Non-GAAP selling and administrative expenses	$30.1	$27.3	$23.9	$57.4	$49.1
Operating expenses	$56.8	$54.8	$292.3	$111.6	$354.3
Stock-based compensation expense	(6.4)	(7.3)	(6.8)	(13.7)	(13.9)
Intangibles amortization expense	(2.9)	(2.9)	(3.0)	(5.8)	(6.1)
Impairment charges	—	—	(239.8)	—	(239.8)
Restructuring charges	(0.6)	(1.0)	(0.5)	(1.6)	(7.1)
Other (2)	(0.6)	0.4	—	(0.2)	(0.3)
Non-GAAP operating expenses	$46.3	$44.0	$42.2	$90.3	$87.1
Net earnings (loss)	$13.6	$(5.2)	$(242.9)	$8.4	$(224.8)
Interest expense, net	0.8	0.8	0.8	1.6	1.6
Provision for income taxes	3.8	1.1	25.8	4.9	28.7
Earnings (loss) before interest and income taxes	18.2	(3.3)	(216.3)	14.9	(194.5)
Earnings (loss) before interest and income taxes as % of revenues	10.5%	(2.3)%	(115.1)%	4.7%	(49.9)%
Stock-based compensation expense	7.1	7.8	7.2	14.9	14.8
Intangibles amortization expense	2.9	2.9	3.0	5.8	6.1
Impairment charges	—	—	239.8	—	239.8
Restructuring charges	(1.1)	1.1	0.5	—	7.1
Other (2)	0.6	(0.4)	3.4	0.2	3.7
Adjusted earnings before interest and income taxes	$27.7	$8.1	$37.6	$35.8	$77.0
Adjusted earnings before interest and income taxes as % of revenues	16.0%	5.6%	20.0%	11.3%	19.8%
Net earnings (loss)	$13.6	$(5.2)	$(242.9)	$8.4	$(224.8)
Interest expense, net	0.8	0.8	0.8	1.6	1.6
Provision for income taxes	3.8	1.1	25.8	4.9	28.7
Earnings (loss) before interest and income taxes	18.2	(3.3)	(216.3)	14.9	(194.5)
Non-GAAP reconciling adjustments (4)	9.5	11.4	253.9	20.9	271.5
Depreciation expense	8.2	9.2	11.0	17.4	22.7
Adjusted earnings before interest, income taxes, depreciation, and amortization ("EBITDA")	$35.9	$17.3	$48.6	$53.2	$99.7
Adjusted EBITDA as a % of revenues	20.8%	12.0%	25.9%	16.8%	25.6%

	Quarter Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Provision for income taxes	$3.8	$1.1	$25.8	$4.9	$28.7
Income tax effects of non-GAAP reconciling adjustments (3)	1.2	1.1	(20.7)	2.3	(18.6)
Non-GAAP provision for income taxes	$5.0	$2.2	$5.1	$7.2	$10.1

Net earnings (loss)	$13.6	$(5.2)	$(242.9)	$8.4	$(224.8)
Non-GAAP reconciling adjustments (4)	9.5	11.4	253.9	20.9	271.5
Income tax effects of non-GAAP reconciling adjustments (3)	1.2	1.1	(20.7)	2.3	(18.6)
Non-GAAP net earnings	$21.9	$5.1	$31.7	$27.0	$65.3

Diluted earnings (loss) per share	$0.15	$(0.06)	$(2.64)	$0.09	$(2.44)
Earnings per share non-GAAP reconciling adjustment	0.08	0.11	2.97	0.19	3.12
Non-GAAP diluted earnings per share	$0.23	$0.05	$0.33	$0.28	$0.68

Diluted average shares outstanding	91.8	91.4	92.0	92.1	92.2
Non-GAAP adjustment (5)	3.1	3.3	3.4	2.7	3.6
Non-GAAP diluted average shares outstanding (5)	94.9	94.7	95.4	94.8	95.8
Notes:
(1) In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures that exclude certain amounts that are included in the most directly comparable GAAP measures. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles' performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2)    In 2023, Other expenses relate to non-recurring professional service fees incurred primarily in the second quarter including an evaluation of restructuring actions. In addition, Other expenses include the ongoing net lease cost related to facilities not used in operations. In 2022, Other expenses represent an adjustment to pre-spin-off pension obligations of $3.4 million, which was recorded during the second quarter of 2022 in Other expense (income), net line on the Consolidated Statements of Earnings, and the ongoing net lease cost related to facilities not used in operations.
(3)    Income tax effects of non-GAAP reconciling adjustments are calculated using the applicable tax rates in the jurisdictions of the underlying adjustments.
(4)    The non-GAAP reconciling adjustments are those adjustments made to reconcile Earnings (loss) before interest and income taxes to Adjusted earnings before interest and income taxes.
(5)    The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)
(unaudited)

	June 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$54.4	$48.2
Receivables, net of allowances of $0.4 and $1.1	118.0	134.7
Inventories, net	191.9	169.5
Prepaid and other current assets	11.6	10.0
Total current assets	375.9	362.4
Property, plant, and equipment, net	149.9	161.8
Goodwill	471.0	471.0
Intangible assets, net	79.3	85.1
Operating lease right-of-use assets	11.5	12.6
Other assets and deferred charges	88.4	91.0
Total assets	$1,176.0	$1,183.9

Current liabilities:
Accounts payable	$48.5	$41.4
Accrued compensation and employee benefits	23.9	26.9
Operating lease liabilities	6.1	8.4
Other accrued expenses	29.9	19.9
Federal and other taxes on income	—	2.5
Total current liabilities	108.4	99.1
Long-term debt	45.0	45.0
Deferred income taxes	0.9	0.9
Long-term operating lease liabilities	6.3	7.2
Other liabilities	28.9	38.8
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 97,228,853 and 91,142,187 shares issued and outstanding at June 30, 2023, respectively, and 96,431,604 and 91,078,376 shares issued and outstanding at December 31, 2022, respectively	1.0	1.0
Treasury stock - at cost; 6,086,666 and 5,353,228 shares at June 30, 2023 and December 31, 2022, respectively	(115.8)	(103.3)
Additional paid-in capital	1,675.9	1,665.5
Accumulated deficit	(439.8)	(448.2)
Accumulated other comprehensive loss	(134.8)	(122.1)
Total stockholders' equity	986.5	992.9
Total liabilities and stockholders' equity	$1,176.0	$1,183.9

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended June 30,
	2023	2022
Operating Activities
Net earnings (loss)	$8.4	$(224.8)
Adjustments to reconcile net earnings (loss) to cash from operating activities:
Depreciation and amortization	23.2	28.8
Stock-based compensation	14.9	14.8
Impairment charges	—	239.8
Gain on sale of fixed assets	(4.8)	—
Non-cash restructuring charges	(1.7)	—
Non-cash interest expense and amortization of debt issuance costs	0.4	0.3
Deferred income taxes	3.7	2.1
Other, net	(2.8)	(3.9)
Changes in assets and liabilities (excluding effects of foreign exchange):
Receivables, net	16.9	18.0
Inventories, net	(26.8)	(40.2)
Prepaid and other current assets	(2.4)	(3.4)
Accounts payable	7.3	(24.1)
Accrued compensation and employee benefits	(2.7)	(17.6)
Other accrued expenses	0.5	3.0
Accrued taxes	(2.6)	25.0
Other non-current assets and non-current liabilities	(9.1)	2.6
Net cash provided by operating activities	22.4	20.4

Investing Activities
Proceeds from the sale of property, plant, and equipment	12.1	—
Capital expenditures	(7.9)	(13.9)
Acquisitions of business (net of cash acquired)	—	(0.7)
Purchase of investments	(0.4)	—
Proceeds from the sale of investments	0.4	—
Net cash provided by (used in) investing activities	4.2	(14.6)

Financing Activities
Payments under revolving credit facility	—	(15.0)
Borrowings under revolving credit facility	—	18.0
Repurchase of common stock	(12.5)	(25.4)
Tax on stock option exercises and restricted and performance stock unit vesting	(6.1)	(6.2)
Payments of finance lease obligations	(1.2)	(3.6)
Payments of debt issuance costs	(1.9)	—
Proceeds from exercise of stock options	1.6	6.0
Net cash used in financing activities	(20.1)	(26.2)

Effect of exchange rate changes on cash and cash equivalents	(0.3)	(0.8)

Net increase (decrease) in cash and cash equivalents	6.2	(21.2)
Cash and cash equivalents at beginning of period	48.2	68.9
Cash and cash equivalents at end of period	$54.4	$47.7

Supplemental information - cash paid for:
Income taxes	$7.0	$0.7
Interest	$1.8	$1.4